Exhibit 23.1

                     KPMG LLP INDEPENDENT AUDITORS' CONSENT

The Board of Directors
LightPath Technologies, Inc.


We consent to the use of our reports included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/ KPMG LLP


Albuquerque, New Mexico
February 22, 2002